Exhibit 10.1

CONFIDENTIAL

SUBSCRIPTION AGREEMENT

SCVX Corp.

1717 Pennsylvania Ave NW #625

Washington, DC 20006

Ladies and Gentlemen:

In connection with the proposed business combination (the “Transaction”) pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof (as may be further amended, modified, or otherwise supplemented from time to time), by and among SCVX Corp., a Cayman Islands exempted company (which shall domesticate as a Delaware corporation (the “Domestication”) no later than the day prior to the date of the Transaction Closing (as defined below)) (the “Company”), Bright Machines, Inc., a Delaware corporation (“Bright Machines”) and Bloom Merger Sub Inc., a Delaware corporation, the undersigned (the “Subscriber” or the “undersigned”) desires to subscribe for and purchase from the Company, and the Company desires to sell to the undersigned, following the Domestication and prior to the closing of the Transaction, that number of the shares of the Company’s common stock, par value of $0.0001 per share (the “Common Shares”) set forth on the signature page hereto for a purchase price of $10.00 per share (the “Per Share Price,” and the aggregate of such Per Share Price for all Shares (as defined below) subscribed for by the undersigned being referred to herein as the “Purchase Price”), on the terms and subject to the conditions contained herein. In connection with the Transaction, certain other “accredited investors” (as defined in rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)) have (severally and not jointly) entered into separate subscription agreements with the Company substantially similar to this Subscription Agreement (the “Other Subscription Agreements”), pursuant to which such investors have, together with the undersigned pursuant to this Subscription Agreement, agreed to purchase an aggregate of 20,500,000 Common Shares at the Per Share Price (each such other investor an “Other Subscriber”, and, together, the “Other Subscribers”). In connection therewith, the undersigned and the Company agree as follows:

1. Subscription.

a. The undersigned hereby subscribes for and agrees to purchase from the Company, and the Company hereby irrevocably agrees to sell and issue to Subscriber, that number of Common Shares as is set forth on its signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein (the “Shares”). The Subscriber acknowledges and agrees that, as a result of Company’s domestication as a Delaware corporation prior to the Transaction Closing, the Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

The below is included for one investor:

b. [Notwithstanding anything herein to the contrary, to the extent that the undersigned’s subscription of the Shares would result in the undersigned and its Attribution Parties (as defined in Schedule C) beneficially owning in excess of 4.99% (the “Maximum Percentage”) of the number of Common Shares outstanding (which for purposes of making such determination at the Subscription Closing shall give effect to the Transaction and the Other Subscription Agreements) (such number of Shares that would cause the undersigned and its Attribution Parties to exceed the Maximum Percentage, the “Excess Shares”), then the Company shall hold the Excess Shares in abeyance for the benefit of the undersigned until such time or times as its receipt of such Excess Shares would not result in the undersigned and its Attribution Parties exceeding the Maximum Percentage, at which time or times the undersigned shall notify the Company that it may receive all or any portion of the Excess Shares. The Company shall continue to hold such Excess Shares in abeyance for the benefit of the undersigned until the undersigned has received all Excess Shares hereunder. For purposes of this Section 1(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon delivery of a written notice to the Company, the undersigned may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For purposes of clarity, until the undersigned receives Excess Shares from the Company, it shall not have the power to vote any Excess Shares or dispose of such Excess Shares and accordingly, the Excess Shares shall not be deemed to be beneficially owned by the undersigned for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

c. Prior to the occurrence or consummation of any Fundamental Transaction (as defined in Schedule C) pursuant to which holders of Common Shares are entitled to receive securities, cash, assets or other property with respect to or in exchange for Common Shares (a “Corporate Event”), the Company shall make appropriate provision to insure that, and any applicable Successor Entity or Successor Entities (as defined in Schedule C) shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the undersigned will thereafter have the right to receive at any time after the occurrence or consummation of such Corporate Event, Common Shares or shares of capital stock of the Successor Entity and/or Successor Entities or, if so elected by the undersigned, in lieu of the Excess Shares prior to such Corporate Event, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any Common Shares) which the undersigned would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had the undersigned been the holder of the Excess Shares prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the undersigned. The provisions of this Section 1 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events.

d. If at any time the Company grants, issues or sells any Options (as defined in Schedule C), Convertible Securities (as defined in Schedule C) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the undersigned will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the undersigned would have been entitled to had the undersigned been a holder of the Excess Shares before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the undersigned’s right to participate in any such Purchase Right would result in the undersigned and the other Attribution Parties exceeding the Maximum Percentage, then the undersigned shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such Common Shares as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the undersigned until such time or times as its right thereto would not result in the undersigned and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the undersigned shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

e. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the Transaction Closing Date (as defined below), then, in each such case, the undersigned shall be entitled to participate in such Distribution to the same extent that the undersigned would have participated therein if the undersigned had been a holder of the Excess Shares immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the participation in such Distribution (provided, however, that to the extent that the undersigned’s right to participate in any such Distribution would result in the undersigned and the other Attribution Parties exceeding the Maximum Percentage, then the undersigned shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such Common Shares as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the undersigned until such time or times as its right thereto would not result in the undersigned and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the undersigned shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

f. For the avoidance of doubt, any reference to “Common Shares” and “Shares” shall after any reorganization, recapitalization or reclassification of the Common Shares, include such shares as a result of such reorganization, recapitalization or reclassification of the Common Shares.]

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Subscription Closing shall occur on the date of, and immediately prior to, the consummation of the Transaction (the “Transaction Closing Date”). Not less than five (5) business days prior to the scheduled Transaction Closing Date, the Company shall provide written notice to the undersigned (the “Closing Notice”) (i) of such scheduled Transaction Closing Date, (ii) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied or waived, and (iii) wire instructions for delivery of the Purchase Price to the Company. The undersigned shall deliver to the Company, at least two (2) business days prior to the Transaction Closing Date specified in the Closing Notice, the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Subscription Closing. At or prior to the Subscription Closing, the undersigned shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8. On the Transaction Closing Date, upon satisfaction (or, if applicable, written waiver) of the conditions set forth in this Section 2, the Company or its transfer agent shall deliver to the undersigned (A) the Shares (other than the Excess Shares which shall be delivered in the manner set forth herein once permitted under Section 1(b) above) in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of the undersigned (or its nominee in accordance with its delivery instructions) or to a custodian designated by the undersigned, as applicable, and (B) a copy of the records of the Company’s transfer agent showing the undersigned (or such nominee or custodian) as the owner of the Shares on and as of the Transaction Closing Date; provided that, (x) if such book entry is made prior to the Company’s receipt of the Purchase Price from the undersigned and (y) such Purchase Price is not received by the Company on the Transaction Closing Date, then, without limiting any rights of any party under this Subscription Agreement, the Company may, without any action of the undersigned, cause such book entries to be automatically cancelled, void, and of no further force and effect.

If the Transaction Closing does not occur within two (2) business days following the Transaction Closing Date specified in the Closing Notice, the Company shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to the undersigned by wire transfer of U.S. dollars in immediately available funds to the account specified by the undersigned, and any book-entries for the Shares shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement, and the undersigned shall remain obliged to (i) redeliver funds to the Company in escrow following the Company’s delivery to the undersigned of a new Closing Notice and (ii) consummate the Subscription Closing immediately prior to or substantially concurrently with the Transaction Closing. Notwithstanding anything to the contrary in Section 8 hereof, if this Subscription Agreement terminates, the Company shall promptly (but not later than two (2) business days thereafter) return the Purchase Price (if delivered) without any deduction for or on account of any tax, withholding, charges, costs, fees, expenses, or set-off to the undersigned, by wire transfer of U.S. dollars in immediately available funds to the account specified by the undersigned, and any book-entries for the Shares will be deemed repurchased and cancelled.

For the purposes of this Subscription Agreement, “business day” means any day other than a Saturday, Sunday, or a day on which the commercial banks in New York are closed.

In place of the above, the below will be included for a mutual fund with specific settlement requirements:

[Closing. The closing of the sale of the Shares contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Subscription Closing shall occur on the date of, and immediately prior to, the consummation of the Transaction (the “Transaction Closing Date”). Not less than five (5) business days prior to the scheduled Transaction Closing Date, the Company shall provide written notice to the undersigned (the “Closing Notice”) (i) of such scheduled Transaction Closing Date, (ii) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied or waived, and (iii) wire instructions for delivery of the Purchase Price to the Company. On the Transaction Closing Date, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2 and Section 3, (1) Subscriber shall deliver to the Company the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice (which account shall not be an escrow account) and (2) the Company shall issue and deliver to Subscriber (A) the Shares in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in the name of the Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (B) a copy of the records of the Company’s transfer agent showing Subscriber (or such nominee or custodian) as the owner of the Shares on and as of the Transaction Closing Date. At or prior to the Subscription Closing, the undersigned shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

If the Transaction Closing does not occur within two (2) business days following the Subscription Closing, the Company shall promptly (but not later than two (2) business days thereafter) return the Purchase Price to the undersigned by wire transfer of U.S. dollars in immediately available funds to the account specified by the undersigned, and any book-entries for the Shares shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement, and the undersigned shall remain obliged to (i) redeliver funds to the Company in accordance with this Section 2 following the Company’s delivery to the undersigned of a new Closing Notice and (ii) consummate the Subscription Closing immediately prior to or substantially concurrently with the Transaction Closing. Notwithstanding anything to the contrary in Section 8 hereof, if this Subscription Agreement terminates, the Company shall promptly (but not later than two (2) business days thereafter) return the Purchase Price (if delivered) to the undersigned, whether or not the Transaction Closing shall have occurred, and any book-entries for the Shares will be deemed repurchased and cancelled.

For the purposes of this Subscription Agreement, “business day” means any day other than a Saturday, Sunday, or a day on which the Federal Reserve Bank of New York is closed.]

3. Closing Conditions.

a. The obligations of the Company to consummate the transactions contemplated hereunder are subject to the conditions (or valid waiver by the Company thereof) that, at the Subscription Closing:

i.	all representations and warranties of the undersigned contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of the Subscription Closing as though made on the date of the Subscription Closing (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects as of such specified date), and consummation of the Subscription Closing shall constitute a reaffirmation by the undersigned of each of the representations, warranties, and agreements of such party contained in this Subscription Agreement as of the Subscription Closing, but in each case without giving effect to consummation of the Transaction; and

ii.	the undersigned shall have performed or complied in all material respects with all agreements and covenants required by this Subscription Agreement to be performed or complied with at or prior to the Subscription Closing.

b. The obligations of the undersigned to consummate the transactions contemplated hereunder are subject to the conditions (or valid waiver in writing by the undersigned thereof) that, at the Subscription Closing:

i.	all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) as of the Subscription Closing as though made on the date of the Subscription Closing (except for those representations and warranties that speak as of a specific date, which shall be so true and correct in all material respects as of such specified date, other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects as of such specified date), and consummation of the Subscription Closing shall constitute a reaffirmation by the Company of each of the representations, warranties, and agreements of such party contained in this Subscription Agreement as of the Subscription Closing, but in each case without giving effect to consummation of the Transaction;

ii.	the Company shall have performed, satisfied or complied in all material respects with all agreements, conditions and covenants required by this Subscription Agreement to be performed, satisfied or complied with at or prior to the Subscription Closing;

iii.	the terms of the Merger Agreement shall not have been amended or modified in a manner, and no waiver by the Company thereunder shall have occurred, in each case, on or after the date hereof, that would reasonably be expected to be materially adverse to the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement, without such Subscriber’s prior written consent; and

iv.	the Domestication shall have been consummated and the Company shall be duly incorporated, validly existing and in good standing under the laws of the State of Delaware and cease to be a Cayman Islands exempted company.

c. The obligations of each of the Company and the undersigned to consummate the transactions contemplated hereunder are subject to the conditions, or written waiver thereof (to the extent permitted by applicable law), that, at the Subscription Closing:

i.	no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule, or regulation (whether temporary, preliminary, or permanent) that is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition;

ii.	no suspension of the qualification of the Common Shares for offering or sale in any jurisdiction shall have occurred, and the Shares shall have been approved for listing on the New York Stock Exchange (“NYSE”) or the Nasdaq Stock Market, LLC (“Nasdaq”) (as applicable) and the Company’s stockholders shall have approved the issuance of the Shares as and if required by NYSE or Nasdaq rules;

iii.	all conditions precedent to the closing of the Transaction under the Merger Agreement, including the approval of the Company’s stockholders, shall have been satisfied or waived (as determined by the parties to the Merger Agreement and other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction); and

iv.	the Transaction shall have been or will be consummated on the Transaction Closing Date substantially concurrently with the Subscription Closing.

4. Further Assurances. At the Subscription Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties hereto reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. Company Representations and Warranties and Covenants. The Company represents and warrants and, where applicable, covenants to the undersigned that:

a. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction), with all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver, and perform its obligations under this Subscription Agreement. As of the Transaction Closing Date, following the Domestication, the Company will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware with all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as currently contemplated to be conducted and to perform its obligations under this Subscription Agreement.

b. As of the Transaction Closing Date, the Shares have been duly authorized and, when issued and delivered to the undersigned against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid, and non-assessable, free and clear of any liens or other restrictions (other than under applicable state and federal securities laws), and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or bylaws (each as amended to the Transaction Closing Date), under the General Corporation Law of the State of Delaware, or under any agreement or instrument to which the Company is a party or by which the Company is bound or otherwise.

c. Each of this Subscription Agreement, the Other Subscription Agreements and the Merger Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto, and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

d. The execution, delivery and performance by the Company of this Subscription Agreement and the Merger Agreement, the issuance and sale of the Shares pursuant to this Subscription Agreement (assuming the accuracy of the undersigned’s representations and warranties set forth in Section 6 of this Subscription Agreement), and the compliance by the Company with all of the provisions of this Subscription Agreement and the Merger Agreement and the consummation of the transactions herein and therein, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, guarantee, note, bond, permit, mortgage, deed of trust, loan or credit agreement, lease, license, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries are subject, which would reasonably be expected to (i) have a material adverse effect on the business, prospects, properties, financial condition, stockholders’ equity, general affairs, management or results of operations of the Company and its subsidiaries individually or taken as a whole or (ii) materially affect the validity of the Shares or the legal authority of the Company to comply with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule, or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect.

e. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, the Company is a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

f. Assuming the accuracy of the undersigned’s representations and warranties set forth in Section 6 of this Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with any court or other federal, state, local, or other governmental authority, self-regulatory organization (including NYSE or Nasdaq, as applicable), or other person in connection with the execution, delivery, and performance of this Subscription Agreement or the Merger Agreement (including, without limitation, the issuance of the Shares pursuant to this Subscription Agreement), other than, if applicable, (i) filings with the Securities and Exchange Commission (the “Commission”), (ii) filings required by applicable state securities laws, (iii) filings required by NYSE or Nasdaq (as applicable), including with respect to obtaining shareholder approval, (iv) filings required to consummate the Transaction as provided under the definitive documents relating to the Transaction, (v) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the expiration of applicable waiting periods under the HSR Act, and (vi) where the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.

g. The Company is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. The Company has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default, or violation would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

h. The issued and outstanding Ordinary Shares of the Company are registered pursuant to Section 12(b) of the Exchange Act, and at the Subscription Closing, the issued and outstanding Common Shares of the Company will be registered pursuant to Section 12(b) of the Exchange Act. The Ordinary Shares are listed for trading on NYSE under the symbol “SCVX,” and, at the Subscription Closing, the Common Shares will be listed for trading on NYSE or Nasdaq, as applicable. There is no suit, action, proceeding, or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the Commission, respectively, to prohibit or terminate the listing of the Ordinary Shares on NYSE or to deregister the Ordinary Shares under the Exchange Act. Upon consummation of the Transaction, the Shares to be issued pursuant to this Subscription Agreement, will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the NYSE or Nasdaq, as applicable. The Company has taken no action that is designed to terminate the registration of the Ordinary Shares or Common Shares under the Exchange Act other than the termination of the registration of the Ordinary Shares as contemplated by the Transaction. There is no suit, action, proceeding, or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the Commission, respectively, to prohibit or terminate the listing of the Ordinary Shares on NYSE, or the Common Shares on Nasdaq or NYSE, or to deregister the Ordinary Shares or Common Shares under the Exchange Act.

i. The authorized capital stock of the Company consists of (i) 200,000,000 Ordinary Shares, of which (A) 23,000,000 shares are issued and outstanding as of the date of this Subscription Agreement and (B) 18,100,000 warrants, each to acquire one Ordinary Share, are issued and outstanding as of the date of this Agreement, (ii) 20,000,000 shares of Class B ordinary shares, par value $0.0001 per share, of the Company (as the same may be converted, reclassified or otherwise changed pursuant to the Domestication), of which 5,750,000 shares are issued and outstanding and (iii) 1,000,000 preference shares, par value $0.0001, of the Company (as the same may be converted, reclassified or otherwise changed pursuant to the Domestication), none of which are issued and outstanding. All issued and outstanding Ordinary Shares and Class B ordinary shares have been duly authorized and validly issued, are fully paid, non-assessable and are not subject to preemptive rights. Except as set forth above and pursuant to the Other Subscription Agreements, the Merger Agreement and the other agreements and arrangements referred to therein, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Ordinary Shares, Class B ordinary shares or other equity interests in the Company, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, the Company has no subsidiaries, other than Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. The Company has not agreed and will not agree to issue any warrants to any person in connection with the Transaction, other than to exchange warrants outstanding on the date hereof for new warrants qualifying for classification as equity instruments (rather than liabilities) of the Company. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (1) as set forth in the SEC Documents (as defined below) and (2) as contemplated by the Merger Agreement. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity, other than customary indemnification and advancement agreements with the Company’s directors and officers that have been publicly disclosed prior to the date hereof.

j. Assuming the accuracy of the undersigned’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the undersigned. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

k. Except as to the historical accounting treatment of warrants in light of the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies issued by the Staff of the Commission on April 12, 2021 (the “Statement”), none of the forms, reports, statements, schedules, prospectuses, proxies, registration statements, or any other documents filed by the Company with the Commission since its initial registration of the Ordinary Shares under the Exchange Act (the “SEC Documents”) contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as to the historical accounting treatment of warrants in light of the Statement, the SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents. The Company has made all filings, forms, reports, statements, schedules, prospectuses, proxies, registration statements, or any other documents filed by the Company with the Commission since its initial registration of the Ordinary Shares under the Exchange Act. A copy of each SEC Document is available to the undersigned via the Commission’s EDGAR system. Except as to the historical accounting treatment of warrants in light of the Statement, the financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Documents. Notwithstanding anything in this Subscription Agreement to the contrary, no representation or warranty is made as to the accounting treatment of the Company’s issued and outstanding warrants, or as to any deficiencies in disclosure (including with respect to internal control over financial reporting or disclosure controls and procedures) arising from the treatment of such warrants as equity rather than liabilities in the Company’s currently issued financial statements. Furthermore, Subscriber acknowledges and agrees that (i) the Staff of the Commission issued the Statement and (ii) the Company continues to review the Statement and its implications, including on the financial statements and other information included in its SEC Documents. Notwithstanding anything herein to the contrary, the Company has taken reasonable steps based on advice of outside legal counsel to address and resolve the issues raised by the Statement.

l. Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim, or other proceeding, in each case, by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling, or order of any governmental entity or arbitrator outstanding against the Company.

m. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

n. Other than the Other Subscription Agreements, the Company has not entered into any side letter or similar agreement with any Other Subscriber or other investor in connection with such Other Subscriber’s or other investor’s direct or indirect investment in the Company. No Other Subscription Agreement or such other agreement contains terms (economic or otherwise) more favorable to such Other Subscriber or other investor than as set forth in this Subscription Agreement, except with respect to certain closing mechanics, [third-party enforcement rights] and beneficial ownership limitations or as required by law. The Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement, and reflect the same Per Share Price and terms that are no more favorable to such Subscriber thereunder than the terms of this Subscription Agreement.

o. There has been no action taken by the Company, or, to the knowledge of the Company, any officer, director, equityholder, manager, employee, agent or representative of the Company, in each case, acting on behalf of the Company, in violation of any applicable Anti-Corruption Laws (as herein defined), (i) the Company has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) the Company has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) the Company has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

p. None of the Company or any of its directors and officers is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. To the extent required, the Company maintains policies and procedures reasonably designed for the screening of its investors, customers and vendors against the OFAC sanctions programs, including the OFAC List.

q. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares or (ii) the Common Shares to be issued pursuant to the Other Subscription Agreements that have not been or will not be waived on or prior to the Transaction Closing Date.

r. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Shares may be pledged by the undersigned in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and the undersigned effecting a pledge of Shares shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Subscription Agreement; provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the undersigned effecting a pledge of Shares shall not be required to provide the Company with any notice thereof.

s. Neither the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act for the exemption from registration of the offer and sale of the Shares or would require registration of the issuance of the Shares under the Securities Act.

t. The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

u. The Company has not paid, and is not under any obligation to pay, any broker’s fee or commission in connection with the sale of the Shares hereunder other than to the Placement Agent (as defined below). Other than the Placement Agent, the Company is not aware of any person that has been paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares in connection with the Subscription Agreements.

v. To the extent applicable, the terms of the transactions contemplated by this Subscription Agreement were approved by the adoption of the resolutions prior to the execution and delivery of this Subscription Agreement in accordance with Rule 16b-3 under the Exchange Act for the purpose of exempting the undersigned and persons and entities who may be deemed to have a pecuniary interest in the securities held by the undersigned, from the liability provisions of Section 16(b) of the Exchange Act.

6. Subscriber Representations and Warranties and Covenants. The undersigned represents and warrants and, where applicable, covenants to the Company that:

a. The undersigned is (i) a “qualified institutional buyer” (as defined under Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A and (ii) is acquiring the Shares only for its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Accordingly, the undersigned understands that the offering of the Shares meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J). The undersigned is not an entity formed for the specific purpose of acquiring the Shares.

b. The undersigned (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, the undersigned understands that the offering of Shares to the undersigned hereunder meets (x) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (y) the institutional customer exemption under FINRA Rule 2111(b).

c. The undersigned understands that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Shares have not been registered under the Securities Act. The undersigned understands that the Shares may not be resold, transferred, pledged, or otherwise disposed of by the undersigned absent an effective registration statement under the Securities Act, except (i) to the Company, (ii) pursuant to offers and sales that qualify as “offshore transactions” within the meaning of Regulation S under the Securities Act, or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (ii) and (iii) in accordance with any applicable securities laws of the states and other jurisdictions of the United States (including, without limitation, a private resale or transfer pursuant to the so-called “Section 4(a)(1½)” exemption), and that any book-entry positions representing the Shares shall contain a legend to such effect. The undersigned acknowledges that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144A promulgated under the Securities Act. The undersigned understands and agrees that the Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the undersigned may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The undersigned understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge, transfer, or disposition of any of the Shares.

d. The undersigned understands and agrees that the undersigned is purchasing Shares directly from the Company. The undersigned further acknowledges that there have been no representations, warranties, covenants, and agreements made to the undersigned by the Company, Bright Machines, or their officers or directors, or any other party to the Transaction or person or entity, expressly or by implication, other than those representations, warranties, covenants, and agreements of the Company included in this Subscription Agreement.

e. Either (i) the undersigned is not a Benefit Plan Investor, as contemplated by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) the undersigned’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

f. The undersigned acknowledges and agrees that the undersigned has received and has had an adequate opportunity to review such financial and other information as the undersigned deems necessary in order to make an investment decision with respect to the Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the undersigned’s investment in the Shares. Without limiting the generality of the foregoing, the undersigned acknowledges that it has reviewed the documents provided to the undersigned by the Company. The undersigned represents and agrees that the undersigned and the undersigned’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers, and obtain such information as the undersigned and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. However, neither any such inquiries, nor any due diligence investigation conducted by the undersigned or any of the undersigned’s professional advisors nor anything else contained herein, shall modify, limit, or otherwise affect the undersigned’s right to rely on the Company’s representations, warranties, covenants, and agreements contained in this Subscription Agreement. The undersigned further acknowledges that the information provided to the undersigned is preliminary and subject to change, that the Company is under no obligation to inform the undersigned regarding any such changes (except to the extent such changes would reasonably be expected to cause the failure of the Company to satisfy a condition to the undersigned’s obligations at the Subscription Closing set forth herein), and that any changes to such information, including, without limitation, any changes based on updated information or changes in terms of the Transaction, shall in no way affect the undersigned’s obligation to purchase the Shares hereunder, except, in each case, to the extent otherwise expressly set forth herein.

g. The undersigned became aware of this offering of the Shares solely by means of direct contact between the undersigned and the Company, Bright Machines, or a representative of the Company or Bright Machines (including the Placement Agent) and the Shares were offered to the undersigned solely by direct contact between the undersigned and the Company, Bright Machines or a representative of the Company or Bright Machines. The undersigned did not become aware of this offering of the Shares, nor were the Shares offered to the undersigned, by any other means. The undersigned acknowledges that the Company represents and warrants that the Shares (i) were not offered to it by any form of general solicitation or general advertising and (ii) to its knowledge, are not being offered to it in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

h. The undersigned acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares. The undersigned is able to fend for itself in the transactions completed herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and has the ability to bear the economic risks of such investment in the Shares and can afford a complete loss of such investment. The undersigned has sought such accounting, legal, and tax advice as the undersigned has considered necessary to make an informed investment decision.

i. Alone, or together with any professional advisor(s), the undersigned has analyzed and considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the undersigned and that the undersigned is able at this time and in the foreseeable future to bear the economic risk of a total loss of the undersigned’s investment in the Company. The undersigned acknowledges specifically that a possibility of total loss exists.

j. In making its decision to purchase the Shares, the undersigned has relied solely upon independent investigation made by the undersigned and the representations, warranties, and covenants contained herein. Without limiting the generality of the foregoing, the undersigned has not relied on any statements, representations, warranties or other information provided by the Placement Agent, Bright Machines, or any of their affiliates or control persons, officers, directors, or employees concerning the Company, Bright Machines, the Transaction, the Merger Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, or the Shares or the offer and sale of the Shares.

k. The undersigned understands that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

l. The undersigned has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation.

m. The execution, delivery, and performance by the undersigned of this Subscription Agreement are within the powers of the undersigned, have been duly authorized, and will not constitute or result in a breach or default under or conflict with any order, ruling, or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the undersigned is a party or by which the undersigned is bound which would reasonably be expected to have a material adverse effect on the legal authority or ability of the Subscriber to enter into and perform its obligation under this Subscription Agreement, and, if the undersigned is not an individual, will not violate any provisions of the undersigned’s charter documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust, or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine and the signatory, if the undersigned is an individual, has legal competence and capacity to execute the same or, if the undersigned is not an individual, the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid, and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws related to or affecting the rights of creditors generally or (ii) principles of equity, whether considered at law or equity.

n. The undersigned is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National, as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The undersigned agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided, however, that the undersigned is permitted to do so under applicable law. If the undersigned is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), to the extent required, the undersigned maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the undersigned maintains policies and procedures reasonably designed (A) for the screening of its investors against the OFAC sanctions programs, including the OFAC List and (B) to ensure that the funds held by the undersigned and used to purchase the Shares were legally derived.

o. No disclosure or offering document has been delivered to the undersigned by Credit Suisse Group AG (the “Placement Agent”) or any of its affiliates in connection with the offer and sale of the Shares.

p. The Placement Agent and its directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, Bright Machines, or the Shares or the accuracy, completeness, or adequacy of any information supplied to the undersigned by the Company.

q. In connection with the issue and purchase of the Shares, the Placement Agent has not acted as the undersigned’s financial advisor or fiduciary or as an underwriter, initial purchaser, dealer, or in any other such capacity.

r. If the undersigned is a resident of Canada, the undersigned hereby declares, represents, warrants, and agrees as set forth in the attached Schedule B.

s. The undersigned, when required to deliver payment to the Company pursuant to Section 2 above, will have, sufficient funds to pay the Purchase Price and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

t. As of the date of this Subscription Agreement, the undersigned does not have, and during the thirty (30) day period immediately prior to the date of this Subscription Agreement the undersigned has not entered into, any “put equivalent position,” as such term is defined in Rule 16a-1 under the Exchange Act or Short Sale positions with respect to the securities of the Company. For purposes of this Subscription Agreement, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps, and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers, in each case, to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act). Notwithstanding the foregoing, in case the Subscriber is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement.

u. The undersigned hereby agrees that, from the date of this Subscription Agreement and until the Subscription Closing (or earlier termination of this Subscription Agreement pursuant to Section 8), none of the undersigned or any of its controlled affiliates or any person or entity acting pursuant to any understanding in connection with this Transaction with the undersigned or any of its controlled affiliates, will engage in any Short Sales with respect to securities of the Company that are owned by the undersigned or the undersigned’s controlled affiliates. Solely for purposes of this paragraph, subject to the undersigned’s compliance with its obligations under the U.S. federal securities laws and the undersigned’s internal policies, “undersigned” shall not be deemed to include any employees, subsidiaries, desks, groups, or affiliates of the undersigned that are effectively walled off by appropriate “Fire Wall” information barriers approved by the undersigned’s legal or compliance department. Notwithstanding the foregoing, (a) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 6(u) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Subscription Agreement and (b) this Section 6(u) shall not apply to any sale (including the exercise of any redemption right) of securities of the Company (i) held by the Subscriber, its controlled affiliates and/or affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates and/or affiliates prior to the execution of this Subscription Agreement or (ii) purchased by the Subscriber, its affiliates, or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates and/or affiliates in open market transactions after the execution of this Subscription Agreement.

7. Registration Rights.

a. In the event that the Shares are not registered in connection with the consummation of the Transaction, the Company agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Shares, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof, but no later than the earlier of (i) 30th calendar day (or 90th calendar day, if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline or (ii) the 5th business day after the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be reviewed or will not be subject to further review (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Shares in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned, and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the resale of the Shares, and the undersigned shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement in accordance with Section 7.b, provided that in connection therewith the Subscriber shall not be required to execute any lockup or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, until the earliest of (i) the date on which the Shares may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (ii) the date on which the undersigned cease to hold any Shares issued pursuant to this Subscription Agreement and (iii) the first such date after the second (2nd) anniversary of the Effectiveness Date of the Registration Statement registering all, but not less than all, Shares for resale on behalf of the undersigned on which the undersigned is not an affiliate (as defined in Rule 144) of the Company; provided, however, that for each day that the Registration Statement is suspended pursuant to a Suspension Event (as defined below), such period shall be extended by a day. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Common Shares by the selling shareholders named therein or otherwise, the Registration Statement shall register for resale such number of Common Shares that is equal to the maximum number of shares as is permitted to be registered by the Commission. In such event, the number of Common Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and, as promptly as practicable after being permitted to register additional Common Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement to register such additional Shares thereunder and cause such amendment or Registration Statement to become effective as promptly as practicable. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 7. Upon notification by the Commission that any Registration Statement has been declared effective by the Commission, within two (2) business days thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act. The Company shall provide a draft of the Registration Statement to Subscriber for review at least two (2) business days in advance of filing of the Registration Statement, and the undersigned shall provide any comments on the Registration Statement to the Company no later than the day immediately preceding the filing of the Registration Statement. In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement; provided, that if the Commission requires that the undersigned be identified as a statutory underwriter in the Registration Statement, the undersigned will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company, in which case the Company’s obligation to register the Shares will be deemed satisfied or (ii) be included as such in the Registration Statement.

b. In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration, qualification, exemption and compliance. The Company shall, at its expense:

i.	advise the Subscriber as promptly as practicable: (A) when a Registration Statement or any post-effective amendment thereto has become effective; (B) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (E) subject to the applicable provisions of this Section 7, of the occurrence of any event that requires the making of any changes in the Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading. Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, subject Subscriber to any duty of confidentiality or provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (A) through (D) above constitutes material, nonpublic information regarding the Company;

ii.	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as promptly as reasonably practicable and to enable the undersigned to sell the Shares under the Registration Statement;

iii.	upon the occurrence of any event contemplated in Section 7(b)(i), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as promptly as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

iv.	for so long as the Subscriber holds Shares, use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Shares have been listed;

v.	use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Shares contemplated hereby; and

vi.	for so long as the Subscriber holds Shares, (A) make and keep public information available, as those terms are understood and defined in Rule 144, (B) file in a timely manner all reports and other documents with the Commission required under the Exchange Act, as long as the Company remains subject to such requirements, and (C) provide all customary and reasonable cooperation necessary, in each case, to enable the undersigned to resell the Shares pursuant to the Registration Statement or Rule 144 of the Securities Act to enable Subscriber to sell the Shares under Rule 144 once available.

c. The undersigned may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the undersigned not receive notices from the Company otherwise required by this Section 7; provided, however, that the undersigned may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the undersigned (unless subsequently revoked), (i) the Company shall not deliver any such notices to the undersigned and the undersigned shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the undersigned’s intended use of an effective Registration Statement, the undersigned will notify the Company in writing at least two business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(d)) and the related suspension period remains in effect, the Company will so notify the undersigned, within one business day of the undersigned’s notification to the Company, by delivering to the undersigned a copy of such previous notice of Suspension Event, and thereafter will provide the undersigned with the related notice of the conclusion of such Suspension Event immediately upon its availability (which notices shall not contain any material, nonpublic information or subject the undersigned to any duty of confidentiality).

d. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that during any twelve-month period the Company may not delay or suspend the Registration Statement on more than two occasions or for more than forty five (45) consecutive calendar days on each occasion. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information and which shall not subject the undersigned to any duty of confidentiality) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus), not misleading, Subscriber agrees that it will promptly discontinue offers and sales of the Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice (which notice shall not contain material non-public information and which shall not subject the undersigned to any duty of confidentiality) that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Shares to a transferee of the Subscriber in connection with any sale of Shares with respect to which the Subscriber has entered into a contract for sale, prior to Subscriber’s receipt of the notice of a Suspension Event and which has not yet settled. If so directed by the Company, each Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent Subscriber is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory, or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

e. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend, and hold harmless Subscriber (to the extent a seller under the Registration Statement), the officers, directors, advisors, investment advisers, brokers, trustees, partners, members, managers, stockholders, affiliates, employees, investment advisors and agents of each of them, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, advisors, brokers, trustees, partners, members, managers, stockholders, affiliates, employees, investment advisors, and agents of each such controlling person to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable and documented attorneys’ fees), and reasonable and documented expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in any Registration Statement or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act, or any other state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions, or alleged omissions are based upon information regarding such Subscriber furnished in writing to the Company by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder in connection with any sales under the Registration Statement; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner to the extent required under Rule 172 promulgated under the Securities Act, (B) as a result of offers or sales effected by or on behalf of any person by means of a freewriting prospectus (as defined in Rule 405) that was not authorized in writing by the Company, or (C) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 7.b hereof; The Company shall, to the extent reasonably practicable and legally permissible as determined upon advice of Company’s counsel, notify Subscriber in writing promptly of the institution, threat, or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Company is aware. Subscriber shall permit the Company to assume the defense of any such proceeding arising from or in connection with the transactions contemplated by this Section 7; provided, that the Subscriber may participate in such defense at its expense. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by Subscriber.

f. Each Subscriber shall, severally and not jointly with any Other Subscriber or other person that is a party to any Other Subscription Agreements, indemnify and hold harmless the Company, its directors, officers, agents, advisors and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or good faith alleged untrue statement of a material fact contained or incorporated by reference in any Registration Statement in which the Subscriber is participating, any prospectus included in such Registration Statement or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or good faith alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Company by or on behalf of Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned, or delayed); and provided further that the Company may not, without the consent of Subscriber, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the Company or pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of Subscriber or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to Subscriber of a release from all liability in respect of the claim or litigation. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Shares giving rise to such indemnification obligation. Subscriber shall, to the extent reasonably practicable and legally permissible as determined upon the advice of Subscriber’s counsel, notify the Company promptly of the institution, threat, or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which Subscriber is aware. The Company shall permit Subscriber to assume the defense of any such proceeding arising from or in connection with the transactions contemplated by this Section 7; provided, that the Company may participate in such defense at its expense. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Shares by Subscriber.

g. If the indemnification provided under this Section 7.c. from the Company or Section 7.d. from the Subscriber (each of the Company and the Subscriber in such capacities referred to herein as the “Indemnifying Party”) is unavailable or insufficient to hold harmless the Subscriber under Section 7.c. or the Company under Section 7.d. (each of the Subscriber and the Company in such capacities referred to herein as the “Indemnified Party”) in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations; provided, however, that the liability of the Subscriber shall be limited to the net proceeds received by Subscriber from the sale of Shares giving rise to such indemnification obligation. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such Indemnifying Party or indemnified party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.c. and 7.d. above, as applicable, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7.e. from any person or entity who was not guilty of such fraudulent misrepresentation. Each Indemnifying Party’s obligation to make a contribution pursuant to this Section 7(g) shall be individual, not joint and several.

h. Any person entitled to indemnification herein shall (i) give prompt written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the Indemnifying Party) and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed, the Indemnifying Party shall not be subject to any liability for any settlement made by the Indemnified Party without its consent (but such consent shall not be unreasonably withheld). An Indemnifying Party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim.

i. If the Shares acquired hereunder are at any time either eligible to be sold (i) pursuant to an effective Registration Statement or (ii) without volume or manner of sale limitations under Rule 144 under the Securities Act, then, at the Subscriber’s request, the Company will take such actions necessary, in cooperation with the Company’s transfer agent (including, if required by the Company’s transfer agent, delivering an opinion of the Company’s counsel, in a form reasonably acceptable to the Company’s transfer agent), to remove any restrictive legend set forth on such Shares so that Subscriber can move the Shares to its prime brokerage accounts without restriction. The Company shall be responsible for the fees of its transfer Agent, its legal counsel and all DTC fees associated with such legend removal. In addition, if the Shares are sold or transferred pursuant to an effective Registration Statement or Rule 144, then upon the written request of Subscriber (and no later than two (2) business days following such request), the Company shall instruct the Company’s transfer agent to remove the legend from such Shares (in whatever form).

j. For purposes of this Section 7, (i) “Subscriber” or “undersigned” shall include any person to whom the rights under this Section 7 shall have been duly assigned and (ii) “Shares” shall mean, as of any date of determination, the Shares acquired by the undersigned pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the termination of the Merger Agreement pursuant to and in accordance with its terms, (b) the mutual written agreement of each of the parties hereto and Bright Machines to terminate this Subscription Agreement, (c) if any of the conditions to the Subscription Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived on or prior to the Subscription Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Subscription Closing; or (d) if the consummation of the Transaction shall not have occurred by January 14, 2022; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities, or damages arising from such breach. The Company shall promptly notify the undersigned of the termination of the Merger Agreement after the termination of such agreement, and any monies paid by the Subscriber to the Company in connection herewith shall promptly (and in any event within two (2) business days) be returned following such termination.

9. Trust Account Waiver. The undersigned acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization, or similar business combination involving the Company and one or more businesses or assets. The undersigned further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated January 23, 2020 available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders, and the underwriters of the Company’s initial public offering. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby irrevocably waives any and all right, title, and interest, or any claim of any kind it has or may have in the future in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account, in each case, as a result of, or arising out of, this Subscription Agreement. Nothing in this Section 9 shall be deemed to limit or prohibit (i) the Subscriber’s right to pursue a claim against the Company for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (ii) any claims that the Subscriber may have in the future against the Company’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (iii) the Subscriber’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of Ordinary Shares or Common Shares acquired by any means other than pursuant to this Subscription Agreement, pursuant to the redemption rights with respect to any such Ordinary Shares or Common Shares, except to the extent that the Subscriber has otherwise agreed in writing with the Company to not exercise such redemption rights.

10. Miscellaneous.

a. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient (if sent prior to 5:00 p.m. (New York time) on such date, otherwise, the date of transmission shall be the following business day), with no mail undeliverable or other rejection notice, (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address specified below or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 10.a:

If to the Company:

SCVX Corp.

1717 Pennsylvania Ave NW #625

Washington, DC 20006

Attention: Michael Doniger

Email: mike@scvx.com

with a copy (which will not constitute effective notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention:	Adam M. Turteltaub
Danielle Scalzo
E-mail:	aturteltaub@willkie.com
dscalzo@willkie.com

with copies to (which shall not constitute notice), to:

Bright Machines, Inc.

132 Hawthorne Street

San Francisco, CA 94107

Attn: Victoria Libin

Email: Victoria.Libin@brightmachines.com

with a copy (which shall not constitute effective notice) to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attn:	Tad Freese
Ryan Maierson
E-mail:	tad.freese@lw.com
ryan.maierson@lw.com

If to the undersigned, to the address or email address set forth for the undersigned on the signature page hereof.

b. The Company shall, no later than 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement (the “Disclosure Time”), issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction, and any other material, nonpublic information that the Company or any of its officers, directors, affiliates, employees or agents (including the Placement Agent) has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, the undersigned shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agent and from the earlier of (i) the Disclosure Time and (ii) the issuance of the Disclosure Document, the Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company, any of its officers, directors, affiliates, employees or agents, including, without limitation, the Placement Agent, or any of their respective affiliates. Except with the express prior written consent of the Subscriber and unless prior thereto the Subscriber and the Company shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause its officers, directors, employees, affiliates and agents, including, without limitation, the Placement Agent, not to, provide Subscriber with any material, non-public information regarding the Company or the Transaction from and after the filing of the Disclosure Document. The Company understands and confirms that the Subscriber and its affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Notwithstanding anything in this Subscription Agreement to the contrary, each party hereto acknowledges and agrees that, without the prior written consent of the other party hereto, it will not publicly make reference to such other party or any of its affiliates in connection with the Transaction or this Subscription Agreement, (i) in any promotional materials, media, or similar circumstances, or (ii) in any filing with the Commission or any regulatory agency or trading market (including pursuant to Section 13 and/or Section 16 of the Exchange Act), except, in the case of clause (ii), as required by law or regulation or at the request of the Staff of the Commission or regulatory agency or under the regulations of NYSE or Nasdaq (as applicable), including, in the case of the Company (A) as required by the federal securities law in connection with the Registration Statement, (B) the filing of this Subscription Agreement (or a form of this Subscription Agreement) with the Commission, and (C) the filing of the Registration Statement on Form S-4 and Schedule 14A and related materials to be filed by the Company with respect to the Transaction.

c. Neither this Subscription Agreement nor any rights that may accrue to the undersigned hereunder (other than the Shares acquired hereunder, if any, and the rights set forth in Section 7) may be transferred or assigned without the prior written consent of the other party hereto. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more funds or accounts managed by the investment manager or investment advisor that manages Subscriber (or an affiliate that controls, is controlled by or is under common control with such investment manager or investment advisor) or, with the Company’s prior written consent, to another person, provided, in each case, that any assignee agrees in writing to be bound by the terms hereof as if it were an original party hereto and that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.

d. The Company may request from the undersigned such additional information as the Company may deem reasonably necessary to evaluate the eligibility of the undersigned to acquire the Shares, and the undersigned shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures, provided, that the Company agrees to keep any such information confidential except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading.

e. The undersigned acknowledges that (i) the Company will rely on the acknowledgments, understandings, agreements, representations, and warranties of the undersigned contained in this Subscription Agreement and (ii) the Placement Agent will rely on the acknowledgments, understandings, agreements, representations, and warranties of the undersigned contained in Section 6 and Section 11 of this Subscription Agreement. Prior to the Subscription Closing, the undersigned agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations, and warranties made by it set forth herein are no longer accurate in all material respects. The undersigned agrees that the purchase by the undersigned of Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations, and warranties herein (as modified by any such notice) by the undersigned as of the time of such purchase. The Company acknowledges that the undersigned will rely on the acknowledgments, understandings, agreements, representations, and warranties of the Company contained in this Subscription Agreement. Prior to the Subscription Closing, the Company agrees to promptly notify the undersigned if any of the acknowledgments, understandings, agreements, representations, and warranties set forth herein are no longer accurate in all material respects. The Company agrees that the issuance and sale by the Company of Shares to the undersigned will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations, and warranties herein (as modified by any such notice) by the Company as of the time of such issuance and sale. The undersigned further acknowledges and agrees that the Placement Agent and Bright Machines are third-party beneficiaries of the terms and conditions set forth in this Subscription Agreement.

f. The Company and the Subscriber are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof when required by law, regulatory authority, or NYSE or Nasdaq (as applicable) to do so in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

g. Except if required by law or NYSE or Nasdaq (as applicable), without the prior written consent of the undersigned, the Company shall not, and shall cause its representatives, including the Placement Agent and its respective representatives, not to, disclose the existence of this Subscription Agreement or any negotiations related hereto, or to use the name of the undersigned or any information provided by the undersigned in connection herewith in or for the purpose of any marketing activities or materials or for any similar or related purpose.

h. All the agreements, representations, and warranties made by each party hereto in this Subscription Agreement shall survive the Subscription Closing.

i. This Subscription Agreement may not be modified or waived, except by an instrument in writing, signed by the party against whom enforcement of such modification or waiver is sought, provided, however, that no modification or waiver by the Company of the provisions of this Subscription Agreement shall be effective without the prior written consent of Bright Machines (other than modification or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement, provided that the Company provides Bright Machines with prior written notice thereof).

j. This Subscription Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations, and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. Except as otherwise expressly set forth in Section 7(e), Section 7(f), Section 10(e), Section 10(i) and Section 11, this Subscription Agreement shall not confer any rights or remedies upon any person, other than the parties hereto and their respective successor and assigns.

k. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants, and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives, and permitted assigns.

l. If any term or other provision of this Subscription Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Subscription Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Subscription Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

m. This Subscription Agreement may be executed and delivered in two or more counterparts (including by facsimile or electronic mail or in .pdf (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or other transmission method)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

n. Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

o. The parties hereto agree that irreparable damage shall occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled to seek at law, in equity, in contract, in tort, or otherwise. The following is included for the affiliated investors: [The parties hereto acknowledge and agree that Bright Machines and the Placement Agent shall be entitled to seek to specifically enforce each party’s obligations under this Subscription Agreement, including, for the avoidance of doubt, seek to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions set forth in this Subscription Agreement, and the provisions of the Subscription Agreement of which the Company and the Placement Agent are each an express third-party beneficiary, in each case, on the terms and subject to the conditions set forth herein.]

p. The descriptive headings contained in this Subscription Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Subscription Agreement.

q. The parties hereto have participated jointly in the negotiation and drafting of this Subscription Agreement. If an ambiguity or question of intent or interpretation arises, this Subscription Agreement is to be construed as if drafted jointly by the parties hereto and there is to be no presumption or burden of proof favoring or disfavoring any party because of the authorship of any provision of this Subscription Agreement.

r. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Subscription Agreement shall be heard and determined exclusively in any Supreme Court of the State of New York; provided, however, that, if jurisdiction is not then available in the Supreme Court of the State of New York, then any such legal action may be brought in any federal court located in the State of New York or any other New York state court. The parties hereto hereby (i) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Subscription Agreement brought by any party hereto and (ii) agree not to commence any action relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree, or award rendered by any such court in New York as described herein. Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties hereto further waive any argument that such service is insufficient. Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim, or otherwise, in any action arising out of or relating to this Subscription Agreement or the transactions contemplated hereby, (A) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (B) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the action in any such court is brought in an inconvenient forum, (y) the venue of such action is improper, or (z) this Subscription Agreement, or the subject matter hereof, may not be enforced in or by such courts.

s. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.s.

11. Non-Reliance and Exculpation. The undersigned acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, Bright Machines, the Placement Agent, any of their affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Company expressly contained in this Subscription Agreement, in making its investment or decision to invest in the Company. The undersigned acknowledges and agrees that none of (i) any Other Subscriber pursuant to any Other Subscription Agreement (including such Other Subscriber’s affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any Non-Party Affiliate, or any party to the Merger Agreement (other than the Company), shall be liable to the undersigned pursuant to this Subscription Agreement, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or with respect to any claim (whether in tort, contract or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by Bright Machines, the Placement Agent or any Non-Party Affiliate concerning the Company, Bright Machines the Placement Agent, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Company, Bright Machines, the Placement Agent or any of the Company’s, Bright Machines’ or the Placement Agent’s controlled affiliates or any family member of the foregoing.

12. Separate Obligations. The obligations of the Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and no Subscriber shall be responsible in any way for the performance of the obligations of any Other Subscriber under the Other Subscription Agreements. The decision of Subscriber to purchase the Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber, shall be deemed to constitute Subscriber or any Other Subscribers under the Other Subscription Agreements as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber or any Other Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

13. Massachusetts Business Trust. If the undersigned is a Massachusetts Business Trust, a copy of the Declaration of Trust of Investor or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of the undersigned or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees, officers or stockholders of the undersigned or any affiliate thereof individually but are binding only upon the undersigned or any affiliate thereof and its assets and property.

14. Stock Splits, etc. If any change in the Common Shares shall occur between the date hereof and immediately prior to the Subscription Closing by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number and type of Shares issued to the Subscriber and the Purchase Price shall be appropriately adjusted to reflect such change.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: _______________, 2021

Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:__________________	Attn:__________________

Telephone No.:	Telephone No.:
Facsimile No.: Email:	Facsimile No.:
Number of Shares subscribed for:

Aggregate Purchase Price: $	Price Per Share: $10.00

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

IN WITNESS WHEREOF, SCVX Corp. has accepted this Subscription Agreement as of the date set forth below.

SCVX CORP.

By:
Name:
Title:

Date: ____________, 2021

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Subscriber and under which the Subscriber accordingly qualifies as an “accredited investor.”

A.	The Subscriber is an individual and:

(a)	A director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.		☐

(b)	Has an individual net worth or joint net worth with the Subscriber’s spouse/spousal equivalent[1] in excess of $1,000,000.		☐

For purposes of calculating net worth under this section:

	a.	The person’s primary residence shall not be included as an asset;
	b.	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and
	c.	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

[1]	Spousal equivalent means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Schedule A - 1

(c)	Had an individual annual income[2] in each of the two most recent years in excess of $200,000 and reasonably expects to have an individual annual income in the current year in excess of $200,000.	☐

(d)	Had, together with the Subscriber’s spouse/spousal equivalent, joint annual income in excess of $300,000 in each of the two most recent years, and reasonably expects their joint annual income in the current year to exceed $300,000.	☐

(e)	Holds in good standing a professional certification, designation or credential from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status.[3]	☐

(f)	Is a “knowledgeable employee” (as defined in Rule 3c-5(a)(4) of the Investment Company Act) of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.[4]	☐

B.	The Subscriber is an entity—i.e., a corporation, partnership, limited liability company or other entity and:

(a)	A “bank” (as defined in Section 3(a)(2) of the Securities Act) or a “savings and loan association” or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.	☐

(b)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).	☐

(c)	An investment adviser registered pursuant to (a) Section 203 of the Investment Advisers Act of 1940 or (b) registered pursuant to the laws of a state.	☐

(d)	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940 (the “Advisers Act”).	☐

(e)	An “insurance company” (as defined in Section 2(a)(13) of the Securities Act).	☐

(f)	An investment company registered under the Investment Company Act of 1940 or a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act of 1940).	☐

[2]	Annual income means income reported as a person’s income on any IRS forms for the past two years (verification safe harbor rule in Rule 506(c)(2)(ii)(A) of the Securities Act).
[3]	Recognized qualifying professional licenses include: General Securities Representative license (Series 7), Private Securities Offering Representative license (Series 82) and Investment Adviser Representative license (Series 65) (SEC Adopting Release No. 33-10823 August 26, 2020).
[4]	A “knowledgeable employee” means a natural person who is:

a.	An executive officer, director, trustee, general partner, advisory board member, or person serving in a similar capacity, of the issuer; or
b.	An employee of the issuer (other than an employee performing solely clerical, secretarial or administrative functions with regard to such company or its investments) who, in connection with his or her regular functions or duties, participates in the investment activities of such issuer, provided that such employee has been performing such functions and duties for or on behalf of the issuer, or substantially similar functions or duties for or on behalf of another company for at least 12 months.

Schedule A - 2

(g)	A “Small Business Investment Company” licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.	☐

(h)	A “Rural Business Investment Company” (as defined in Section 384A of the Consolidated Farm and Rural Development Act).	☐

(i)	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.	☐
(j)	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), and:		☐

	(a)	the investment decision is made by a “plan fiduciary” (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser,
	(b)	such plan has total assets in excess of $5,000,000, or
	(c)	such plan is a self-directed plan with investment decisions made solely by individuals that are accredited investors.

●		NOTE: If the Subscriber checks this box because clause (c) applies, each person referred to in clause (c) must complete a copy of this “Accredited Investor Questionnaire,” signing next to each response, and submit such copy to the Issuer.
	(k)	A “private business development company” (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).	☐

	(l)	An organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.	☐

	(m)	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated person” as described in § 230.506(b)(2)(ii) of the Securities Act.	☐

	(n)	An entity in which all of the equity owners are accredited investors.	☐

	(o)	An entity, of a type not listed in § 230.501(a)(1), (2), (3), (7), or (8) of the Securities Act (clauses (a)-(n) of this Section B above), not formed for the specific purpose of acquiring the securities offered, owning “investments” (as defined in rule 2a51-1(b) under the Investment Company Act of 1940) in excess of $5,000,000.	☐

	(p)	A “family office” (as defined in rule 202(a)(11)(G)-1 of the Investment Advisers Act of 1940) (a) with assets under management in excess of $5,000,000, (b) that is not formed for the specific purpose of acquiring the securities offered and (c) whose prospective investment is being directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.	☐

	(q)	A “family client” (as defined in Rule 202(a)(11)(G)-1 of the Investment Advisers Act of 1940) of a “family office” (as set forth in clause (p) of this Section B above) whose prospective investment is being directed by such family office that has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.	☐

This page should be completed by the Subscriber and constitutes a part of the Subscription Agreement.

Schedule A - 3

SCHEDULE B

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER (Canadian Subscribers Only)

1.	We hereby declare, represent and warrant that:

(a)	we are purchasing the Shares as principal for our own account, or are deemed to be purchasing the Shares as principal for our own account in accordance with applicable Canadian securities laws, and not as agent for the benefit of another investor;

(b)	we are residents in or subject to the laws of one of the provinces or territories of Canada;

(c)	we are entitled under applicable securities laws to purchase the Shares without the benefit of a prospectus qualified under such securities laws and, without limiting the generality of the foregoing, are both:

a.	an “accredited investor” as defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or section 73.3(2) of the Securities Act (Ontario) by virtue of satisfying the indicated criterion in Section 11 below, and we are not a person created or used solely to purchase or hold securities as an “accredited investor” as described in paragraph (m) of the definition of "accredited investor" in section 1.1 of NI 45-106; and

b.	a “permitted client” as defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”) by virtue of satisfying the indicated criterion in Section 12 below

(d)	we have received, reviewed and understood, this Subscription Agreement and certain disclosure materials relating to the placing of Shares in Canada and, are basing our investment decision solely on this Subscription Agreement and the materials provided by the Company and not on any other information concerning the Company or the offering of the Shares;

(e)	the acquisition of Shares does not and will not contravene any applicable Canadian securities laws, rules or policies of the jurisdiction in which we are resident and does not trigger (i) any obligation to prepare and file a prospectus or similar document or (ii) any registration or other similar obligation on the part of any person;

(f)	we will execute and deliver within the applicable time periods all documentation as may be required by applicable Canadian securities laws to permit the purchase of the Shares on the terms set forth herein and, if required by applicable Canadian securities laws, will execute, deliver and file or assist the Company in obtaining and filing such reports, undertakings and other documents relating to the purchase of the Shares as may be required by any applicable Canadian securities laws, securities regulator, stock exchange or other regulatory authority; and

(g)	neither we nor any party on whose behalf we are acting has been established, formed or incorporated solely to acquire or permit the purchase of Shares without a prospectus in reliance on an exemption from the prospectus requirements of applicable Canadian securities laws.

2.	We are aware of the characteristics of the Shares, the risks relating to an investment therein and agree that we must bear the economic risk of its investment in the Shares. We understand that we will not be able to resell the Shares under applicable Canadian securities laws except in accordance with limited exemptions and compliance with other requirements of applicable law, and we (and not the Company) are responsible for compliance with applicable resale restrictions or hold periods and will comply with all relevant Canadian securities laws in connection with any resale of the Shares.

3.	We hereby undertake to notify the Company immediately of any change to any declaration, representation, warranty or other information relating to us set forth herein which takes place prior to the closing of the purchase of the Shares applied for hereby.

4.	We understand and acknowledge that (i) the Company is not a reporting issuer in any province or territory in Canada and its securities are not listed on any stock exchange in Canada and there is currently no public market for the Shares in Canada; and (ii) the Company currently has no intention of becoming a reporting issuer in Canada and the Company is not obligated to file and has no present intention of filing a prospectus with any securities regulatory authority in Canada to qualify the resale of the Shares to the public, or listing the Company’s securities on any stock exchange in Canada and thus the applicable restricted period or hold period may not commence and the Shares may be subject to an unlimited hold period or restricted period in Canada and in that case may only be sold pursuant to limited exemptions under applicable securities legislation.

5.	We confirm we have reviewed applicable resale restrictions under relevant Canadian legislation and regulations.

6.	It is acknowledged that we should consult our own legal and tax advisors with respect to the tax consequences of an investment in the Shares in our particular circumstances and with respect to the eligibility of the Shares for investment by us and resale restrictions under relevant Canadian legislation and regulations, and that we have not relied on the Company or on the contents of the disclosure materials provided by the Company, for any legal, tax or financial advice.

7.	If we are a resident of Quebec, we acknowledge that it is our express wish that all documents evidencing or relating in any way to the sale of the Shares be drawn in the English language only. Si nous sommes résidents de la province de Québec, nous reconnaissons par les présentes que c’est notre volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des engagements soient rédigés en anglais seulement.

8.	We understand and acknowledge that we are making the representations, warranties and agreements contained herein with the intent that they may be relied upon by the Company and the agents in determining our eligibility to purchase the Shares, including the availability of exemptions from the prospectus requirements of applicable Canadian securities laws in connection with the issuance of the Shares.

9.	We consent to the collection, use and disclosure of certain personal information for the purposes of meeting legal, regulatory, self-regulatory, security and audit requirements (including any applicable tax, securities, money laundering or anti-terrorism legislation, rules or regulations) and as otherwise permitted or required by law, which disclosures may include disclosures to tax, securities or other regulatory or self-regulatory authorities in Canada and/or in foreign jurisdictions, if applicable, in connection with the regulatory oversight mandate of such authorities.

10.	If we are an individual resident in Canada, we acknowledge that: (A) the Company or the agents may be required to provide personal information pertaining to us as required to be disclosed in Schedule I of Form 45-106F1 Report of Exempt Distribution (“Form 45-106F1”) under NI 45-106 (including its name, email address, address, telephone number and the aggregate purchase price paid by the purchaser) (“personal information”) to the securities regulatory authority or regulator in the local jurisdiction (the “Regulator”); (B) the personal information is being collected indirectly by the Regulator under the authority granted to it in securities legislation; and (C) the personal information is being collected for the purposes of the administration and enforcement of the securities legislation; and by purchasing the securities, we shall be deemed to have authorized such indirect collection of personal information by the Regulator. Questions about the indirect collection of information should be directed to the Regulator in the local jurisdiction, using the contact information set out below:

(a)	in Alberta, the Alberta Securities Commission, Suite 600, 250 - 5th Street SW, Calgary, Alberta T2P 0R4, Telephone: (403) 297-6454, toll free in Canada: 1-877-355-0585;

(b)	in British Columbia, the British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia V7Y 1L2, Inquiries: (604) 899-6581, toll free in Canada: 1-800-373-6393, Email: inquiries@bcsc.bc.ca;

(c)	in Manitoba, The Manitoba Securities Commission, 500 - 400 St. Mary Avenue, Winnipeg, Manitoba R3C 4K5, Telephone: (204) 945-2548, toll free in Manitoba 1-800-655-5244;

(d)	in New Brunswick, Financial and Consumer Services Commission (New Brunswick), 85 Charlotte Street, Suite 300, Saint John, New Brunswick E2L 2J2, Telephone: (506) 658-3060, toll free in Canada: 1-866-933-2222, Email: info@fcnb.ca;

(e)	in Newfoundland and Labrador, Government of Newfoundland and Labrador, Financial Services Regulation Division, P.O. Box 8700, Confederation Building, 2nd Floor, West Block, Prince Philip Drive, St. John’s, Newfoundland and Labrador, A1B 4J6, Attention: Director of Securities, Telephone: (709) 729-4189,

(f)	in the Northwest Territories, the Government of the Northwest Territories, Office of the Superintendent of Securities, P.O. Box 1320, Yellowknife, Northwest Territories X1A 2L9, Attention: Deputy Superintendent, Legal & Enforcement, Telephone: (867) 920-8984;

(g)	in Nova Scotia, the Nova Scotia Securities Commission, Suite 400, 5251 Duke Street, Duke Tower, P.O. Box 458, Halifax, Nova Scotia B3J 2P8, Telephone: (902) 424-7768;

(h)	in Nunavut, Government of Nunavut, Department of Justice, Legal Registries Division, P.O. Box 1000, Station 570, 1st Floor, Brown Building, Iqaluit, Nunavut X0A 0H0, Telephone: (867) 975-6590;

(i)	in Ontario, the Inquiries Officer at the Ontario Securities Commission, 20 Queen Street West, 22nd Floor, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8314, toll free in Canada: 1-877-785-1555, Email: exemptmarketfilings@osc.gov.on.ca;

(j)	in Prince Edward Island, the Prince Edward Island Securities Office, 95 Rochford Street, 4th Floor Shaw Building, P.O. Box 2000, Charlottetown, Prince Edward Island C1A 7N8, Telephone: (902) 368-4569;

(k)	in Québec, the Autorité des marchés financiers, 800, Square Victoria, 22e étage, C.P. 246, Tour de la Bourse, Montréal, Québec H4Z 1G3, Telephone: (514) 395-0337 or 1-877-525-0337, Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers), fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers);

(l)	in Saskatchewan, the Financial and Consumer Affairs Authority of Saskatchewan, Suite 601 - 1919 Saskatchewan Drive, Regina, Saskatchewan S4P 4H2, Telephone: (306) 787-5879; and

(m)	in Yukon, Government of Yukon, Department of Community Services, Law Centre, 3rd Floor, 2130 Second Avenue, Whitehorse, Yukon Y1A 5H6, Telephone: (867) 667-5314.

11.	We hereby represent, warrant, covenant and certify that we are, or any party on whose behalf we are acting is, an “accredited investor” as defined in NI 45-106 or section 73.3(1) of the Securities Act (Ontario) by virtue of satisfying the indicated criterion below:

Please check the category that applies:

☐		a Canadian financial institution or a Schedule III bank of the Bank Act (Canada),

☐		the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

☐		a subsidiary of any person or company referred to in paragraphs (a) or (b) if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐		a person or company registered under the securities legislation of a province or territory of Canada as an adviser or dealer, except as otherwise prescribed by the regulations,

[omitted]

	(e.1)	[omitted]

☐		the Government of Canada, the government of a province or territory of Canada, or any Crown corporation, agency or wholly owned entity of the Government of Canada or of the government of a province or territory of Canada,

☐		a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec,

☐		any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada,

[omitted]

☐	(j.1)	an individual who beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CAD$5,000,000,

[omitted]

[omitted]

☐		a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

☐		an investment fund that distributes or has distributed its securities only to a person that is or was an accredited investor at the time of the distribution,

a person that acquires or acquired securities in the circumstances referred to in sections 2.10 of NI 45-106 [Minimum amount investment], or 2.19 of NI 45-106 [Additional investment in investment funds], or a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 of NI 45-106 [Investment fund reinvestment],

☐	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt,

☐	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

☐	a person acting on behalf of a fully managed account[5] managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction,

☐	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

☐	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) or paragraph (i) in form and function,

☐	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

☐	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser,

☐	a person that is recognized or designated by the Commission as an accredited investor,

☐	a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

[5]	A “fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction.

12.	We hereby represent, warrant, covenant and certify that we are, or any party on whose behalf we are acting is, a “permitted client” by virtue of the criterion indicated below,

Please check the category that applies:

☐	(a)	a Canadian financial institution or a Schedule III bank;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)	a subsidiary of any person or company referred to in paragraph (a) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of the subsidiary;

☐	(d)	a person or company registered under the securities legislation of a jurisdiction of Canada as an adviser, investment dealer, mutual fund dealer or exempt market dealer;

☐	(e)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions or a pension commission or similar regulatory authority of a jurisdiction of Canada or a wholly-owned subsidiary of such a pension fund;

☐	(f)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e);

☐	(g)	the Government of Canada or a jurisdiction of Canada, or any Crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Quebec;

☐	(j)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a managed account managed by the trust company or trust corporation, as the case may be;

☐	(k)	a person or company acting on behalf of a managed account managed by person or company, if the person or company is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

☐	(l)

an investment fund if one or both of the following apply:

(i) the fund is managed by a person or company registered as an investment fund manager under the securities legislation of a jurisdiction of Canada;

(ii) the fund is advised by a person or company authorized to act as an adviser under the securities legislation of a jurisdiction of Canada;

☐	(m)	in respect of a dealer, a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐	(n)	in respect of an adviser, a registered charity under the Income Tax Act (Canada) that is advised by an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐	(o)	a registered charity under the Income Tax Act (Canada) that obtains advice on the securities to be traded from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity;

☐	(p)	an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5 million;

☐	(q)	a person or company that is entirely owned by an individual or individuals referred to in paragraph (o), who holds the beneficial ownership interest in the person or company directly or through a trust, the trustee of which is a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction;

☐	(r)	a person or company, other than an individual or an investment fund, that has net assets of at least C$25,000,000 as shown on its most recently prepared financial statements; or

☐	(s)	a person or company that distributes securities of its own issue in Canada only to persons or companies referred to in paragraphs (a) through (r).

[SCHEDULE C

DEFINITIONS

As used herein:

(1)	“Affiliate” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(2)	“Attribution Parties” means, collectively, the following Persons: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date hereof, directly or indirectly managed or advised by the undersigned’s investment manager or any of its Affiliates or principals; (ii) any direct or indirect Affiliates of the undersigned or any of the foregoing; (iii) any Person acting or who could be deemed to be acting as a Group together with the undersigned or any of the foregoing; and (iv) any other Persons whose beneficial ownership of the Common Shares would or could be aggregated with the undersigned and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the undersigned and all other Attribution Parties to the Maximum Percentage.

(3)	“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

(4)	“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its "significant subsidiaries" (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding Common Shares, (y) 50% of the outstanding Common Shares calculated as if any Common Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of Common Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding Common Shares, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding Common Shares, (y) at least 50% of the outstanding Common Shares calculated as if any Common Shares held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of Common Shares such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding Common Shares, or (v) reorganize, recapitalize or reclassify its Common Shares, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding Common Shares, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares not held by all such Subject Entities as of the date of this Subscription Agreement calculated as if any Common Shares held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding Common Shares or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their Common Shares without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(5)	“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(6)	“Options” means any rights, warrants or options to subscribe for or purchase Common Shares or Convertible Securities.

(7)	“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(8)	“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.]